                                                                       Exhibit 8


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

     Assignment and Assumption Agreement (the "Agreement"), dated as of December 18, 1997, between Rija Limited Partnership, a Nevada limited partnership (the "Assignee"), and Jeffrey A. Adler, Trustee of Jeffrey A. Adler Trust a/k/a Jeffrey A. Adler Revocable Trust (the "Assignor").

                                R E C I T A L S:
                                ---------------

     WHEREAS, concurrently herewith, Assignor is transferring to Assignee 5,975,750 shares (the "Shares") of common stock, $.01 par value per share, of Vistana, Inc., a Florida corporation (the "Company");

     WHEREAS, Assignor and certain other shareholders of the Company have provided for the voting and transfer of their shares of common stock of the Company, including without limitation the Shares, pursuant to that certain Shareholders' Agreement dated as of February 10, 1997 (the "Shareholders' Agreement");

     WHEREAS, the Company has granted to Assignor certain registration rights pursuant to that certain Registration Rights Agreement dated as of February 10, 1997 (the "Registration Rights Agreement"), among the Company, Assignor and the other parties thereto;

     WHEREAS, Assignor has agreed to certain restrictions regarding the transfer of the Shares pursuant to that certain letter dated November 25, 1997, from Assignor to NationsBanc Montgomery Securities, Inc. ("NationsBanc") (such letter, together with any other lock-up letters from Assignor to Nationsbanc, the "Lock-Up Agreements");

     WHEREAS, Assignor has granted to certain employees and former employees of the Company and its subsidiaries and affiliates options to acquire certain of the Shares pursuant to those certain Shareholder Option Agreements described on Schedule A, attached hereto and by this reference made a part hereof (the "Option Agreements" and, together with the Shareholders' Agreement, the Registration Rights Agreement and the Lock-Up Agreements, the "Agreements"); and

     WHEREAS, Assignor desires to assign to Assignee all of Assignor's rights under the Agreements (other than the rights of Jeffrey A. Adler under Section 3 of the Registration Rights Agreement) and Assignee desires to assume the obligations of Assignor under the Agreements as provided herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignment. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in, to and under the Agreements (other than the rights of Jeffrey A. Adler under Section 3 of the Registration Rights Agreement).

     2. Assumption by Assignee. Assignee hereby assumes and agrees to perform all of the obligations of Assignor under the Agreements.

     3. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

     4. Trustee Liability. This Agreement, to the extent executed by any person or entity in his or its capacity as trustee of a trust, is executed by such person or entity solely as such trustee and not in an individual capacity. The execution by such person or entity of this Agreement in his or its capacity as trustee shall not create any liability on, or require the performance of any covenant by, any such trustee individually nor subject the individual property of such trustee to any liability.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                              ASSIGNOR:

                              ------------------------------------
                              Jeffrey A. Adler, Trustee of Jeffrey
                              A. Adler Trust


                              ASSIGNEE:

                              RIJA LIMITED PARTNERSHIP, a Nevada
                              limited partnership


                              By:   Alexdann Corporation, a Nevada
                                    corporation, its general
                                    partner

                                    By:
                                       ---------------------------
                                       Its:
                                           -----------------------

                                   SCHEDULE A

                         SHAREHOLDER OPTION AGREEMENTS


     Shareholder Option Agreement dated as of February 10, 1997, among
          Assignor, Matthew E. Avril and the other parties thereto.

     Shareholder Option Agreement dated as of February 10, 1997, among
          Assignor, Alain J.A. Grange and the other parties thereto.

     Shareholder Option Agreement dated as of February 10, 1997, among
          Assignor, Barbara Hollkamp and the other parties thereto.

     Shareholder Option Agreement dated as of February 10, 1997, among
          Assignor, Carol A. Lytle and the other parties thereto.

     Shareholder Option Agreement dated as of February 10, 1997, among
          Assignor, James A. McKnight and the other parties thereto.

     Shareholder Option Agreement dated as of February 10, 1997, among
          Assignor, William J. McLaughlin and the other parties thereto.

     Shareholder Option Agreement dated as of February 10, 1997, among
          Assignor, John M. Sabin and the other parties thereto.

     Shareholder Option Agreement dated as of February 10, 1997, among
          Assignor, Susan B. Werth and the other parties thereto.

     Shareholder Option Agreement dated as of November 18, 1997, among
          Assignor, Charles E. Harris and the other parties thereto.

     Shareholder Option Agreement dated as of November 13, 1997, among
          Assignor, William J. McLaughlin and the other parties thereto.

     Shareholder Option Agreement dated as of July 17, 1997, among
          Assignor, Alain J.A. Grange and the other parties thereto.

                                      -3-